SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): October 24, 2011

The Mobile Star Corp.
 (Exact Name Of Registrant As Specified In Charter)

Delaware	333-152952	98-0565411
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

c/o Judah Steinberger
26 Sharei Torah Street
Jerusalem Israel
 (Address Of Principal Executive Offices)

Phone number:  972 - (542) 393343
 (Issuer Telephone Number)

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act(17 CFR 240.13e-4 (c))

Section 5 — Corporate Governance and Management
Item 5.03          Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On or about October 5, 2011, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company approving a Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will change /  increase the authorized capital of the Company to a total of 1,000,000,000 shares of common stock with a par value of $0.0001 per share.

Therefore, the Company filed with the Secretary of the State of Delaware to increase the authorized capital of the Corporation to be 1,000,000,000 (One Billion), shares of common stock, par value of $0.0001.

The Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 7, 2011.

Section 9 — Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 3.1	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2011

The Mobile Star Corp.

By:	/s/ Judah Steinberger
Judah Steinberger
President